EXHIBIT 12

                                 NABISCO, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY IN THE COVERAGE OF
                 FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                   SIX MONTHS
                                                                                      ENDED
                                                                                  JUNE 30, 1996
                                                                                  -------------
Earnings before fixed charges:
  Net (loss)...................................................................       $(163)
  Provision (benefit) for income taxes.........................................         (31)
                                                                                     ------
  Income (loss) before income taxes............................................        (194)
  Interest and debt expense....................................................         165
  Interest portion of rental expense...........................................          12
                                                                                     ------
Earnings before fixed charges..................................................       $ (17)
                                                                                     ------
                                                                                     ------
Fixed charges:
  Interest and debt expense....................................................       $ 165
  Interest portion of rental expense...........................................          12
  Capitalized interest.........................................................           6
                                                                                     ------
    Total fixed charges........................................................       $ 183
                                                                                     ------
                                                                                     ------
Deficiency in the coverage of fixed charges by earnings before fixed charges...       $(200)
                                                                                     ------
                                                                                     ------
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